[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

AMUNIX OPERATING INC.
500 Ellis Street
Mountain View, CA 94043

May 12, 2016

Versartis, Inc.
4200 Bohannon Drive
Suite 250
Menlo Park, CA 94025

Attention: Senior Vice President, Legal and Compliance

Re: Amendment to License Agreement

Dear Ladies and Gentlemen,

This Letter Agreement (“Letter Agreement”) is made effective as of March 22, 2016 (“Amendment Effective Date”) by and between Versartis, Inc., a Delaware corporation (“Licensee”) and Amunix Operating, Inc., a Delaware corporation (“Licensor”). This Letter Agreement makes reference to that certain Second Amended and Restated Licensing Agreement between Amunix and Versartis, dated December 30, 2010, as amended by that certain Amendment No. 1 and Amendment No. 2 (collectively, the “License Agreement”).

In accordance with Section 4.1(c) of the License Agreement, Licensee has been reimbursing Licensor for [*] of the filing, prosecution and maintenance costs with respect to the Licensed Patents that are not primarily applicable to the Licensed Product. It is mutually agreed by the parties that, as of the Amendment Effective Date, the Licensee shall reimburse Licensor for [*] of the filing, prosecution and maintenance costs associated with the granted patents in the [*].

All specific expenditures shall be expressly approved by Licensee before the obligations are incurred and Licensee shall be a participant in determining prosecution strategy for any [*]. Further, it is mutually agreed by the parties, that Licensor will provide Licensee with copies of all official actions and other communications related to the [*] received by the Licensor from or to applicable patent authorities in a timely manner and that the Licensee shall have the right to provide comments and suggested edits to claim sets and responses to [*] Actions and opposition submissions. To date, Licensee has agreed to reimburse costs of:

•	[*]

1.

Licensee shall continue to reimburse costs associated with Licensed Patents that are not primarily applicable to the Licensed Product at the rate of [*] for all other patent families and all territories in the world, including the United States.

The execution of this Letter Agreement constitutes a representation and warranty by the parties that each has the full legal right, power, and authority to enter into this Letter Agreement and to be bound by its provision in accordance with its terms. This Letter Agreement shall be effective only upon execution by each of the parties hereto and shall be binding and inure to the benefit of the parties and their respective successors and assigns, and, in any event, shall continue to be binding on the parties. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Letter Agreement may be amended only by a writing signed by the parties. No person or entity is intended or shall be deemed or determined to be a third party beneficiary of this Letter Agreement. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of California. This Letter Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, express or implied regarding the matters contained herein.

Sincerely,

Amunix Operating Inc.

By:	/s/Volker Schellenberger
Name:	Volker Schellenberger
Title:	Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

Versartis, Inc.

By:	/s/Shane Ward
Name:	Shane Ward
Title:	Senior Vice President, Legal and Compliance

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.